Exhibit 99.1

INNOVATIVE INDUSTRIAL PROPERTIES The Leading Provider Of Real Estate Capital For The Medical - Use Cannabis Industry NYSE: IIPR www.innovativeindustrialproperties.com Posted January 14, 2020 1

This presentation includes "forward - looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1 995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) that are subject to risks and uncertainties. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward - looking statements. Likewise, our statements regarding anticipated growth in our funds from operations and anticipated market an d regulatory conditions, our strategic direction, our dividend rate and policy, demographics, results of operations, plans and objectives are forward - looking statements. Forward - looking statements involve num erous risks and uncertainties, and you should not rely on them as predictions of future events. Forward - looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward - looking statements by the use of forward - looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates" or the negative of these words and phrases or simi lar words or phrases. You can also identify forward - looking statements by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ ma ter ially from those set forth or contemplated in the forward - looking statements: our business and investment strategy; our projected operating results; actions and initiatives of the U.S. or state governments and change s t o government policies and the execution and impact of these actions, initiatives and policies, including the fact that cannabis remains illegal under federal law; availability of suitable investment opportuniti es in the medical - use cannabis industry; concentration of our portfolio of assets and limited number of tenants; our understanding of our competition and our potential tenants' alternative financing sources; the estimat ed growth in and evolving market dynamics of the medical - use cannabis market; the demand for medical - use cannabis cultivation and processing facilities; the expected medical - use or adult - use cannabis legalizati on in certain states; shifts in public opinion regarding medical - use cannabis; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; our ability to access eq uity or debt capital; financing rates for our assets; our expected leverage; changes in the values of our assets; our portfolio of assets; our investments; interest rate mismatches between our assets and our borro win gs used to fund such investments; changes in interest rates and the market value of our assets; rates of default on leases for our assets; the degree to which any interest rate or other hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters; our ability to maintain our qualification as a real est ate investment trust for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940; availability of qualified personnel; and market trends in our industry, interest rates, real estate values, the securities markets or the general economy. The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performa nce . In addition, we discussed a number of material risks in our Annual Report on Form 10 - K for the year ended December 31, 2018, as updated in our Quarterly Reports on Form 10 - Q for the quarters ended March 31, 201 9, June 30, 2019 and September 30, 2019. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New ris k factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any facto r, or combination of factors, may cause actual results to differ materially from those contained in any forward - looking statements. Any forward - looking statement made by us speaks only of the date on which we make it. We underta ke no obligation to publicly update or revise any forward - looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. Stockholders and invest ors are cautioned not to unduly rely on such forward - looking statements when evaluating the information presented in our filings and reports. Market and industry data are included in this presentation. We have obtained substantially all of this information from interna l studies, public filings, other independent published industry sources and market studies prepared by third parties. We believe these internal studies, public filings, other independent published industry sources and market studies prepared by third parties are reliable. However, this information may prove to be inaccurate. No representation or warranty is made as to the accuracy of such information. Forward - Looking Statements 2

The Team

The Innovative Industrial Properties team has the proven experience and track record in all aspects of real estate - including acquisitions, management, development and financing, to capitalize on this rapidly expanding industry

ALAN GOLD, EXECUTIVE CHAIRMAN

Co-founder of BioMed Realty (formerly NYSE: BMR) and Alexandria Real Estate (NYSE: ARE)

PAUL SMITHERS, PRESIDENT & CEO

35+ years of legal and regulatory experience

CATHERINE HASTINGS, CFO, CAO & TREASURER

20 years of accounting and real estate experience - former VP, Internal Audit of BioMed Realty

BRIAN WOLFE, VP, GENERAL COUNSEL & SECRETARY

Former VP, Corporate Legal of BioMed Realty, former attorney at Latham & Watkins LLP

TRACIE HAGER, VP OF ASSET MANAGEMENT

Former Vice President, Property Management at BioMed Realty - 30+ years of experience in property management

KELLY SPICHER, SENIOR COUNSEL

Former attorney at Foley & Lardner LLP for 16+ years representing numerous businesses, REITs, and financial institutions in a wide array of real estate matters

BEN REGIN, VP OF INVESTMENTS

Former Senior Associate, Investments and Senior Associate, Asset Management at BioMed Realty

ANDY BUI, CONTROLLER

Former Senior Director, Financial Reporting at BioMed Realty

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The Company FOCUSED STRATEGY • Medical cannabis approved licensees • Locations in states with robust medical cannabis approved programs (33 states plus D.C.) • Acquisition of existing, redeveloped and under development industrial buildings including attached enclosed greenhouse facilities. Acquisition investment includes enhanced HVAC, electrical, plumbing, lighting and robust security systems • Target initial yields in the mid - to - low teens provided by absolute triple net long - term leases with annual escalations of 3 - 4% (1) EXPERIENCED MANAGEMENT TEAM • Strong, specialized real estate underwriters with over $10 billion in acquisition and development transaction value (2) • Extensive public company expertise with track record of creating stockholder value FINANCIAL POSITION • Conservatively leveraged balance sheet • Declared Q4 2019 dividend of $1.00, equal to an annualized dividend of $ 4.00 per share (3) CONTINUED POTENTIAL GROWTH • IIP is in various stages of negotiations for additional investments, for both new tenants and expanding partnerships with existing tenants (4) (1) Initial yield calculated by dividing the initial base rent under the lease by the purchase price for the property. Actual in itial yield may vary from targeted initial yield, based on the company’s underwriting. (2) Based on aggregate acquisitions and development activity of BioMed Realty Trust, Inc. (formerly NYSE: BMR) and Alexandria Re al Estate Equities, Inc. (NYSE: ARE) during Alan Gold’s tenure as a senior executive in each company. (3) The company declared a 4th quarter 2019 dividend of $1.00 per share on December 10, 2019, which is expected to be paid to stockholders of record as of December 31, 2019 on January 15, 2020 . The decision to declare and pay dividends is at the sole discretion of our board of directors in light of conditions then existing, and there can be no assurance that a dividend will be declared and paid for any time period in any amount. (4) There can be no assurance that we will consummate the acquisition of any of the properties in our current acquisition pip eli ne on the terms anticipated, or at all. 4

5 Portfolio Statistics as of January 10 , 2020 . Calculations reflect 35 , 000 square feet as “not leased” due to tenant rent payment default at our Los Angeles, California property, and exclude 55 , 000 square feet of planned expansion that was cancelled at our GPI Michigan property (see Current Report on Form 8 - K filed on January 2 , 2020 for more information) . (1) Includes approximately 768 , 000 square feet under development or redevelopment . (2) See Slide 6 Footnote 2 . (3) See Slide 6 Footnote 3 . (4) Calculated as the percentage of leased square feet divided by rentable square feet (including 768 , 000 square feet under development or redevelopment) . (5) Weighted average lease length calculated by weighting the remaining lease term based on base rent, excluding supplemental rent (with respect to the PharmaCann NY property) and management fees, after the expiration of applicable base rent abatement or deferral periods . 46 Properties 3.0 million rentable square feet (1) ~15.4 years weighted avg. lease length (5) 13.3% average yield on Invested Capital (3) 98.8% Leased (4) $617.0 Million Total Committed/ Invested Capital (2)

Financial Statistics Innovative Industrial Properties Financial Statistics Capital raised (net proceeds), including equity and exchangeable notes as of 11/7/19 $634 million Capital committed/invested as of 1/10/20 (1) $617.0 million Current yield on invested capital as of 1/10/20 (2) 13.3% Debt to total gross assets (3) 22.8% Annualized common stock dividend per share (4) $4.00 Long - term targeted dividend payout ratio 75 to 85% of AFFO (6) Shares of common stock outstanding (5) 12,635,988 Common stock ownership (directors and officers) (5) 4.1% (1) Includes the initial purchase prices and funding of tenant improvements and construction funding for properties of approximately $ 496 . 8 million in the aggregate (excluding transaction costs) and $ 120 . 2 million for reimbursement of tenant improvements and construction funding, which have been committed . These statistics do not include up to $ 16 . 4 million that may be funded in the future pursuant to IIP’s lease with GR Companies Inc . (Grassroots) at one of IIP’s Illinois properties, $ 37 . 4 million that may be funded in the future pursuant to IIP’s lease with Trulieve Cannabis Corp . at one of IIP’s Massachusetts properties, and the additional $ 4 . 0 million which may be requested by PharmaCann LLC at one of IIP’s Pennsylvania properties, as the tenants at those properties may not elect to have IIP disburse those funds . (2) Current yield is calculated as the sum of the current base rents, supplemental rent (with respect to the PharmaCann NY property) and property management fees, after the expiration of applicable base rent abatement or deferral periods, divided by the aggregate investment in the properties (excluding transaction costs and including aggregate potential development funding and tenant reimbursements of approximately $ 120 . 2 million) . Calculation also reflects 35 , 000 square feet as “not leased” due to tenant rent payment default at our Los Angeles, California property . (3) Face value of Exchangeable Senior Notes divided by total gross assets at September 30 , 2019 . (4) Reflects annualized common stock dividend declared on December 10 , 2019 of $ 1 . 00 . The decision to declare and pay dividends is at the sole discretion of our board of directors in light of conditions then existing, and there can be no assurance that a dividend will be declared and paid for any time period in any amount . (5) Based on Form 4 filings as of December 31 , 2019 and shares outstanding as reported in registration statement filed with the SEC on December 27 , 2019 (6) See our earnings press release issued on November 6 , 2019 for the definition of AFFO (a supplemental non - GAAP financial measure) and reconciliation of AFFO to GAAP net income available to common stockholders . 6

Top 10 Tenants By Total Investment 7

Medical Cannabis Industry

RAPIDLY GROWING INDUSTRY

- U.S. regulated cannabis sales grew to $10 billion in 2018, including $3.8 billion of medical-use cannabis sales, and are expected to reach $30.4 billion by 2023[1]

LARGE MARKET & SUPPORT

- 33 U.S. states, where over 200 million Americans live, have legalized cannabis for medical use, including DC[2]
- In May 2018, an estimated 2.1 million people used or were registered to use legalized medical cannabis
- Overwhelming popular support for medical-use cannabis, with 93% of Americans supporting patient access to medical-use cannabis, if recommended by a doctor[3]

WIDE VARIETY OF QUALIFIED MEDICAL CONDITIONS

- Including cancer, HIV/AIDs, pain, nausea, seizures, muscle spasms, multiple sclerosis, post-traumatic stress disorder, migraines, arthritis, Parkinson's disease, Alzheimer's, lupus, spinal cord injuries and terminal illness[4]

(1)Source: Annual Marijuana Business Factbook 2019
(2)Source: ProCon.org
(3)Source: 2018 poll by Quinnipiac University
(4)From medical-use cannabis regulations and disclosures on applicable state government websites.

INNOVATIVE Industrial Properties
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HIGHLIGHTS FOCUSED STRATEGY CONSERVATIVELY LEVERAGED BALANCE SHEET EXPERIENCED MANAGEMENT TEAM STRONG & GROWING INDUSTRY 9